ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Second Quarter 2021 Financial Results

Second Quarter Financial Highlights:

•	Net revenues increased 52.4% year over year to $292.7 million
•	Construction and Material Handling revenue of $181.1 million and $111.6 million, respectively
•	Product Support gross profit increased $13.4 million year over year to $39.5 million
•	Net loss of ($15.7) million available to common shareholders compared to ($4.1) million prior year
•	Adjusted EBITDA* grew 40.7% to $28.0 million compared to $19.9 million in Q2 2020

Livonia, MI. – August 12, 2021 – Alta Equipment Group Inc. (“Alta” or the “company”) (NYSE: ALTG), a leading provider of premium material handling and construction equipment and related services, today announced financial results for the second quarter ended June 30, 2021.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our second quarter performance reflects a positive operating environment across the material handling and construction markets we serve. The constrained supply-chain affecting our manufacturing partners has driven demand for higher margin product support offerings and greater rental utilization. Tightened supply has further elevated equipment pricing across the industry and provides unique opportunities to strategically sell rental fleet, satisfy customer demand for equipment, and achieve field population targets traditionally designated for new equipment installs. We believe our performance in the second quarter further validates our ability to adapt quickly and efficiently to a variety of market conditions, which has led to healthy year over year and sequential adjusted EBITDA growth.”

Mr. Greenawalt, concluded, “The strength of our first half results, coupled with a record backlog in our Construction and Material Handling businesses, position us well to meet our full year growth objectives and deliver value to shareholders.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three months ended June 30,		Increase (Decrease)		Six months ended June 30,		Increase (Decrease)
	2021	2020	2021 versus 2020		2021	2020	2021 versus 2020
Revenues:
New and used equipment sales	$132.0	$95.1	$36.9	38.8%	$255.8	$177.3	$78.5	44.3%
Parts sales	44.1	28.1	16.0	56.9%	85.5	56.8	28.7	50.5%
Service revenue	42.4	28.4	14.0	49.3%	81.1	58.6	22.5	38.4%
Rental revenue	38.2	26.0	12.2	46.9%	71.3	51.2	20.1	39.3%
Rental equipment sales	36.0	14.5	21.5	148.3%	67.8	28.7	39.1	136.2%
Net revenue	$292.7	$192.1	$100.6	52.4%	$561.5	$372.6	$188.9	50.7%

Cost of revenues:
New and used equipment sales	112.5	83.5	29.0	34.7%	219.0	155.9	63.1	40.5%
Parts sales	30.6	19.4	11.2	57.7%	59.3	39.0	20.3	52.1%
Service revenue	16.4	11.0	5.4	49.1%	30.9	22.4	8.5	37.9%
Rental revenue	5.2	4.5	0.7	15.6%	10.7	9.4	1.3	13.8%
Rental depreciation and amortization	21.3	15.0	6.3	42.0%	40.7	27.9	12.8	45.9%
Rental equipment sales	29.8	12.4	17.4	140.3%	56.7	24.6	32.1	130.5%
Cost of revenue	$215.8	$145.8	$70.0	48.0%	$417.3	$279.2	$138.1	49.5%

Gross profit	$76.9	$46.3	$30.6	66.1%	$144.2	$93.4	$50.8	54.4%
Total general and administrative expenses	73.7	45.4	$28.3	62.3%	140.6	97.5	$43.1	44.2%

Income (loss) from operations	$3.2	$0.9	$2.3	255.6%	$3.6	$(4.1)	$7.7	(187.8)%
Total other income (expense)	$(17.8)	$(5.4)	$(12.4)	229.6%	$(23.4)	$(18.5)	$(4.9)	26.5%

Loss before taxes	$(14.6)	$(4.5)	(10.1)	224.4%	$(19.8)	$(22.6)	2.8	(12.4)%

Income tax provision (benefit)	—	(0.4)	0.4	(100.0)%	0.5	(1.5)	2.0	(133.3)%
Net loss	$(14.6)	$(4.1)	(10.5)	256.1%	$(20.3)	$(21.1)	0.8	(3.8)%

Preferred Stock Dividends	(1.1)	—	(1.1)	—	(1.1)	—	(1.1)	—
Net loss available to common shareholders	$(15.7)	$(4.1)	(11.6)	282.9%	$(21.4)	$(21.1)	(0.3)	1.4%

Recent Business Highlights:

•

During the quarter, Alta completed the full integration of prior acquisitions – Flagler Construction Equipment, Liftech Equipment, and Hilo Equipment & Services onto the company’s ERP system, now having fully integrated six of its eight acquisitions since 2019. The integration will provide for efficiencies relative to operating a single source of information and gives management improved, real-time visibility into these business units.

•

On April 1, 2021, the Company refinanced its capital structure via completion of a $315 million second lien debt offering and amended its credit agreements with our senior lending group. Among other benefits, the refinance immediately improved the Company’s liquidity position, reduced our incremental cost of capital, and eliminated certain restrictive covenants to support the execution of our growth strategy.

•	Product support revenue, which includes parts and service sales, grew 53.1% year over year in the second quarter providing an ongoing higher margin, recurring revenue stream.
•

On August 10, Alta announced an agreement with Nikola Corporation, a designer and manufacturer of heavy-duty commercial battery-electric vehicles (BEV) and fuel-cell electric vehicles (FCEV) naming Alta as the authorized dealer to sell and service Nikola medium and long-haul Class 8 EV/FCEV trucks in the New York, New Jersey, eastern Pennsylvania, and New England markets. The agreement marks Alta’s expansion into the Class 8 commercial electric vehicle segment and builds upon its eMobility strategy.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Full Year Financial Guidance:

The Company maintained its guidance range, and expects to report Adjusted EBITDA between $110 million to $115 million, net of new equipment floorplan interest, for the full year 2021.

Conference Call Information:

Alta will discuss its second quarter 2021 results via live webcast and teleconference today at 5:00 p.m. Eastern Time. A live webcast of the call can be found on the investor relations portion of the company's website at https://Investors.altaequipment.com. For a live audio teleconference, please dial (844) 543-5487 (domestic), or (825) 312-2330 (international), with conference ID # 6487339 to access the conference call at least five minutes prior to the 5:00 p.m. Eastern Time start time. Once connected with the operator, request access to the Alta Equipment Group Second Quarter 2021 Earnings Call.

A live replay of the call will also be available on the investor relations portion of the company's website at https://Investors.altaequipment.com. An audio replay will be available between 8:00 p.m. Eastern Time, August 12, 2021, and 12:59 p.m. Eastern Time, August 26, 2021 by calling (800) 585-8367, or (416) 621-4642, with conference ID # 6487339.

Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 37 years and has developed a branch network that includes 55 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, and Florida. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations;  and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Our computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$1.8	$1.2
Accounts receivable, net of allowances of $9.4 and $7.1 as of June 30, 2021, and December 31, 2020, respectively	154.9	137.8
Inventories, net	224.9	229.0
Prepaid expenses and other current assets	21.8	13.6
Total current assets	403.4	381.6

PROPERTY AND EQUIPMENT, NET	327.0	311.9
OTHER ASSETS
Goodwill	24.4	24.3
Intangible assets, net	27.0	26.3
Other assets	1.3	2.1
Total other assets	52.7	52.7
TOTAL ASSETS	$783.1	$746.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Lines of credit, net	$31.3	$157.7
Floor plan payable – new equipment	118.4	127.6
Floor plan payable – used and rental equipment	39.2	29.8
Current portion of long-term debt	—	7.8
Accounts payable	67.5	58.9
Customer deposits	13.6	9.3
Accrued expenses	34.4	30.1
Other current liabilities	15.8	13.1
Total current liabilities	320.2	434.3

LONG-TERM LIABILITIES
Long-term debt, net of current portion	309.3	135.0
Capital lease obligations, net of current portion	0.3	0.6
Buyback residual obligations, net of current portion	0.5	0.7
Lease liability, net of current portion	1.9	2.5
Guaranteed purchase obligation, net of current portion	5.6	6.9
Other liabilities	9.3	9.3
TOTAL LIABILITIES	$647.1	$589.3
CONTINGENCIES - NOTE 11
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at June 30, 2021, and December 31, 2020	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 32,363,376 issued and outstanding at June 30, 2021, 30,018,502 issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	216.7	216.2
Treasury stock	(5.9)	(5.9)
Accumulated deficit	(74.8)	(53.4)
TOTAL STOCKHOLDERS’ EQUITY	136.0	156.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$783.1	$746.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share amounts)	2021	2020	2021	2020
Revenues:
New and used equipment sales	$132.0	$95.1	$255.8	$177.3
Parts sales	44.1	28.1	85.5	56.8
Service revenue	42.4	28.4	81.1	58.6
Rental revenue	38.2	26.0	71.3	51.2
Rental equipment sales	36.0	14.5	67.8	28.7
Net revenue	$292.7	$192.1	$561.5	$372.6
Cost of revenues:
New and used equipment sales	112.5	83.5	219.0	155.9
Parts sales	30.6	19.4	59.3	39.0
Service revenue	16.4	11.0	30.9	22.4
Rental revenue	5.2	4.5	10.7	9.4
Rental depreciation	21.3	15.0	40.7	27.9
Rental equipment sales	29.8	12.4	56.7	24.6
Cost of revenue	$215.8	$145.8	$417.3	$279.2
Gross profit	$76.9	$46.3	$144.2	$93.4
General and administrative expenses	71.6	43.7	136.5	94.8
Depreciation and amortization expense	2.1	1.7	4.1	2.7
Total general and administrative expenses	73.7	45.4	140.6	97.5
Income (loss) from operations	$3.2	$0.9	$3.6	$(4.1)
Other income (expense)
Interest expense, floor plan payable – new equipment	(0.5)	(0.3)	(1.0)	(1.3)
Interest expense – other	(5.4)	(5.4)	(10.6)	(10.3)
Other income	—	0.3	0.1	0.7
Loss on extinguishment of debt	(11.9)	—	(11.9)	(7.6)
Total other income (expense)	$(17.8)	$(5.4)	$(23.4)	$(18.5)
Loss before taxes	$(14.6)	$(4.5)	$(19.8)	$(22.6)
Income tax provision (benefit)	—	(0.4)	0.5	(1.5)
Net loss	$(14.6)	$(4.1)	$(20.3)	$(21.1)
Preferred Stock Dividends	(1.1)	—	(1.1)	—
Net loss available to common shareholders	$(15.7)	$(4.1)	$(21.4)	$(21.1)

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(amounts in millions)	2021	2020
OPERATING ACTIVITIES
Net loss	$(20.3)	$(21.1)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	44.8	30.6
Amortization of debt discount and debt issuance costs	0.8	0.6
Amortization of fair market rent	0.1	—
Imputed interest	0.2	—
Gain on sale of assets	—	(0.1)
Gain on sale of rental equipment	(11.1)	(4.1)
Inventory obsolescence	0.4	0.9
Provision for bad debt	2.3	2.1
Loss on debt extinguishment	11.9	7.6
Share based compensation	0.5	3.1
Changes in deferred rent	0.5	—
(Repayment) accrual of paid-in-kind interest	—	(11.2)
Changes in deferred taxes	0.5	(1.5)
Changes in:
Accounts receivable	(18.6)	3.2
Inventories	(87.4)	(80.5)
Proceeds from sale of rental equipment	67.8	28.7
Prepaid expenses and other assets	(8.3)	(1.2)
Proceeds from floor plans with manufacturers	192.8	176.7
Payments under floor plans with manufacturers	(186.8)	(192.0)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	19.5	3.4
Leases and other liabilities	(1.0)	0.7
Net cash provided by (used in) operating activities	$8.6	$(54.1)
INVESTING ACTIVITIES
Proceeds from the sale of assets	1.1	0.1
Expenditures for rental equipment	(22.8)	(23.3)
Expenditures for property and equipment	(3.3)	(2.2)
Expenditures for acquisitions, net of cash acquired	(2.6)	(98.0)
Net cash used in investing activities	$(27.6)	$(123.4)

FINANCING ACTIVITIES
Expenditures for debt issuance costs	(1.6)	(2.7)
Extinguishment of floor plans and line of credit	—	(132.9)
Extinguishment of long-term debt	(153.1)	(82.0)
Redemption of former shareholder notes payable	—	(6.7)
Extinguishment of warrant liability	—	(29.6)
Proceeds from lines of credit	178.1	270.7
Payments under lines of credit	(304.3)	(152.9)
Proceeds from floor plans with unaffiliated source	52.3	46.0
Payments under floor plans with unaffiliated source	(57.7)	(46.7)
Proceeds from issuance of long-term debt, net	—	149.4
Proceeds from issuance of Notes	310.2	—
Preferred dividends paid	(1.1)	—
Payment of promissory note	(1.0)	—
Payments on long-term debt	(1.9)	(2.7)
Payments on capital lease obligations	(0.3)	(0.4)
Equity proceeds from reverse recapitalization, net	—	175.7
Proceeds from issuance of preferred stock	—	—
Proceeds from disgorgement of short swing profits	—	1.6
Repurchases of common stock	—	(2.9)
Net cash provided by financing activities	$19.6	$183.9
NET CHANGE IN CASH	0.6	6.4
Cash, Beginning of year	1.2	—
Cash, End of period	$1.8	$6.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2021	2020	2021	2020
Net loss	$(15.7)	$(4.1)	$(21.4)	$(21.1)
Depreciation and amortization	23.4	16.7	44.8	30.6
Interest expense	5.9	5.7	11.6	11.6
Income tax provision (benefit)	—	(0.4)	0.5	(1.5)
EBITDA (1)	$13.6	$17.9	$35.5	$19.6
Transaction costs (2)	0.5	1.9	1.1	2.7
Loan administration fees (3)	0.1	0.1	0.2	0.2
Non-cash adjustments (4)	0.3	0.2	0.5	0.4
Loss on debt extinguishment (5)	11.9	—	11.9	7.6
Share-based incentives (6)	0.2	—	0.5	6.6
Other expenses (7)	0.8	0.2	1.1	0.4
Preferred stock dividend (8)	1.1	—	1.1	—
Showroom-Ready Equipment Interest Expense (9)	(0.5)	(0.4)	(1.0)	(1.0)
Adjusted EBITDA (1)	$28.0	$19.9	$50.9	$36.5
Pro Forma EBITDA—Acquisitions (10)	—	4.5	0.1	11.7
Adjusted Pro Forma EBITDA (1)	$28.0	$24.4	$51.0	$48.2

(1)	Represents Non-GAAP measure
(2)	Includes expenses related to the acquisitions and capital raise, both completed and pending, and public company preparation costs
(3)	Debt administration fees associated with debt refinancing activities
(4)	Non-cash adjustments related to deferred rent expenses
(5)	Represents expenses of debt extinguishments related to refinancing activities of the business combination in February 2020 and debt modification in Q2 2021
(6)	Reflects equity-based compensation expenses which includes February 2020 business combination related activities
(7)	Other expenses primarily related to severance payments
(8)	Expenses related to preferred stock dividend payments
(9)	Represents interest expense associated with showroom-ready new and used equipment interest included in total interest expense above
(10)	Pro forma EBITDA of acquisitions completed in 2020 and forward, assuming each was acquired as of January 1, 2020